Exhibit 99.1

News Release
CONTACT:
Michael Perlman
Director, Investor Relations
KLX Inc.
(561) 791-5435

KLX INC. ANNOUNCES RESULTS OF CONSENT SOLICITATION TO AMEND ITS 5.875% SENIOR NOTES DUE 2022

WELLINGTON, FL — June 8, 2018 — KLX Inc. (“KLX” or the “Company”) (NASDAQ: KLXI) announced today that it has received the requisite consents to amend (the “Amendments”) the indenture (the “Indenture”) governing the Company’s 5.875% Senior Notes due 2022 (the “Notes”). The consent solicitation expired at 5:00 p.m., New York City time, on June 8, 2018 (the “Expiration Date”).

The Company will pay a consent payment (the “Consent Payment”) in the aggregate amount of $4,500,000, payable pro rata, to Holders of Notes as of 5:00 p.m., New York City time, on May 30, 2018 (the “Record Date”) who validly delivered consents to the Amendments prior to the Expiration Date (which were not validly revoked) in the manner described in the Consent Solicitation Statement, dated May 30, 2018 (the “Consent Solicitation Statement”), as revised. Holders as of the Record Date who provided consents after the Expiration Date will not receive the Consent Payment. The Consent Payment will be paid to consenting holders promptly after the Expiration Date, and is expected to be made on June 11, 2018.

As previously announced, pursuant to an Agreement and Plan of Merger, dated April 30, 2018, by and among The Boeing Company, a Delaware corporation (“Boeing”), Kelly Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Boeing (“Merger Sub”) and KLX, at the effective date of the Merger, KLX will merge with and into Merger Sub, with KLX as the surviving entity (the “Merger”).

Prior to the consummation of the Merger, KLX intends to spin off to its shareholders KLX Energy Services Holdings, Inc., a to-be-formed wholly owned subsidiary of KLX and the eventual parent company of KLX’s Energy Services Group (the “Spin-Off”). The Company sought consents to the Amendments in consideration of the payment by the Company of the Consent Payment, in order to permit the consummation of the Spin-Off by the Company prior to the consummation of the Merger.

In connection with receiving the requisite consents, on June 8, 2018, KLX, the guarantors party thereto and Wilmington Trust, National Association, as trustee, executed and delivered the third supplemental indenture to the Indenture, pursuant to which, with respect to the Notes, the Amendments became effective and operative. Upon the Amendments becoming effective and operative, all holders of the Notes are bound by the terms thereof, even if they did not deliver consents to the Amendments. Except for the Amendments, all of the existing terms of the Notes and the Indenture remain unchanged.

Requests for copies of the Consent Solicitation Statement and other related materials should be directed to Ipreo LLC, the Information and Tabulation Agent (the “Information and Tabulation Agent”) for the Consent Solicitation, at (212) 849-3880 (collect) or (888) 593-9546 (toll-free).

Senior Secured Credit Facility Amendment

On June 8, 2018, KLX also executed an amendment to its Credit Agreement, dated as of May 19, 2015, among KLX, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent thereto, and the other parties thereto to, among other things, permit the consummation of the Spin-Off and related transactions by the Company prior to the consummation of the Merger.

About KLX Inc.

KLX Inc., through its two operating segments, provides mission critical products and complex logistical solutions to support its customers’ high value assets. KLX serves its customers in demanding environments that face high cost of downtime and require dependable, high quality just-in-time customer support. The Aerospace Solutions Group is a leading distributor and value added service provider of aerospace fasteners and consumables offering the broadest range of aerospace hardware and consumables and inventory management services worldwide. The Energy Services Group provides vital services and products to oil and gas exploration and production companies on an episodic, 24/7 basis.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Annual Report on Form 10-K and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.